Exhibit 99.1

Ventyx Biosciences Appoints Allison J. Hulme, Ph.D. and Onaiza Cadoret-Manier to its Board of Directors

New directors replace current directors Richard Gaster, M.D., Ph.D., Aaron Royston, M.D., and Jigar Choksey

ENCINITAS, Calif., January 12, 2023 (GLOBE NEWSWIRE) – Ventyx Biosciences, Inc. (Nasdaq: VTYX) (“Ventyx”), a clinical-stage biopharmaceutical company focused on advancing novel oral therapies that address a broad range of inflammatory diseases with significant unmet medical need, today announced the appointment of Allison J. Hulme, Ph.D. and Onaiza Cadoret-Manier to its board of directors. Dr. Hulme and Ms. Cadoret-Manier are both successful executives who each bring a wealth of knowledge from more than 30 years of experience in biotech and pharmaceutical drug development and commercialization.

Dr. Allison Hulme currently serves as Chief Executive Officer, President and a board member of Aeovian Pharmaceuticals. Prior to this, she served as Chief Operating Officer, Head of Research and Development and a board member at Sophiris Bio. Prior to joining Sophiris, Dr. Hulme served as the Executive Vice President and Head of Global Development at Elan Corporation. Before Elan, Dr. Hulme held several positions in clinical research at Glaxo Wellcome Pharmaceuticals and was a lecturer in biological sciences at University of Bedfordshire. Dr. Hulme holds a Ph.D. in Biotechnology from Cranfield Institute of Technology and a Bachelor of Science in Combined Sciences from Luton University in 1985.

Ms. Onaiza Cadoret-Manier currently serves as Executive Vice President, Chief Global Product Strategy and Operations officer at Ionis Pharmaceuticals. Prior to Ionis, she served as the Chief Commercial Officer for Grail Biosciences. Prior to Grail, she served as Vice President of the immunology franchise at Genentech. Ms. Cadoret-Manier also has held multiple senior management positions overseeing corporate strategy, alliances and marketing and sales for Genentech, Pfizer and Amylin Pharmaceuticals. Ms. Cadoret-Manier currently serves on the board of Ardelyx. Onaiza has an MBA from the University of Chicago and a bachelor’s degree in economics and accounting from Queens College of City University of New York.

“Allison and Onaiza’s deep industry experience and commercialization expertise will be an invaluable addition to our board of directors. We are excited to welcome them to our board at this pivotal stage in our evolution as a leading small-molecule immunology company with multiple ongoing Phase 2 clinical trials,” stated Raju Mohan, Ph.D., Ventyx’s Chief Executive Officer.

“This is an exciting time to join the Ventyx board,” stated Dr. Hulme. “Ventyx’s drug candidates have the potential to provide meaningful new oral treatment options for patients suffering from a broad range of inflammatory diseases, such as psoriasis, psoriatic arthritis, ulcerative colitis and Crohn’s disease,” said Dr. Hulme. “I look forward to serving on the board as the company continues to progress its development pipeline.”

Ms. Cadoret-Manier stated, “Ventyx has built an impressive portfolio of innovative oral therapies. I am delighted to join the board during this important growth period for the organization and look forward to working with the Ventyx team.”

“On behalf of our entire board, I’d like to thank Rich, Aaron and Jigar for their many contributions to Ventyx. Rich and Aaron were instrumental in venBio Partners leading our Series A financing in early 2021, rolling up Oppilan Pharma and Zomagen Biosciences into Ventyx, and helping us complete a successful crossover financing, IPO and PIPE, none of which would have been possible without their guidance and support,” said Dr. Mohan. “Jigar and the team at Third Point have supported our business since 2016 both as a key investor and through their board leadership. On a personal note, I will miss my interaction with them as board members as they have had a major role in shaping the success of Ventyx to date,” added Dr. Mohan.

“It has been a true pleasure working with Raju and the entire Ventyx team through this period of unprecedented growth. The progression of the company over the past two years has been remarkable.” said Dr. Gaster. “When we started working together, the company had one asset with Phase 1 data and several exciting preclinical-stage programs with compelling chemistry. The company now has four clinical-stage assets with four ongoing Phase 2 clinical trials and one Phase 1 clinical trial anticipated to be initiated this quarter, in addition to a robust pre-clinical pipeline, all of which is based on chemistry wholly owned and developed by the company. We are thrilled to have been a part of this growth and are even more excited about the next chapter of the company.”

Dr. Hulme and Ms. Cadoret-Manier replace Dr. Gaster, Dr. Royston and Mr. Choksey on the company’s board of directors.

About Ventyx Biosciences

Ventyx is a clinical-stage biopharmaceutical company focused on developing innovative oral medicines for patients living with autoimmune and inflammatory disorders. We believe our ability to efficiently discover and develop differentiated drug candidates will allow us to address important unmet medical need with novel oral therapies that can shift immunology markets from injectable to oral drugs. Our current pipeline includes three internally discovered clinical programs targeting TYK2, S1P1R and NLRP3, positioning us to become a leader in the development of oral immunology therapies. Ventyx is headquartered in Encinitas, California. For more information about Ventyx, please visit www.ventyxbio.com.

Forward-Looking Statements

Ventyx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Ventyx’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential of Ventyx’s product candidates and the anticipated continued progression of the development pipeline for such product candidates; and the anticipated timing of commencement, enrollment and completion of clinical trials for Ventyx’s product candidates, including plans to initiate a new Phase 1 clinical trial in the first quarter of 2023. The inclusion of forward-looking statements should not be regarded as a representation by Ventyx that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Ventyx’s business, including, without limitation, potential delays in the commencement, enrollment and completion of clinical trials; Ventyx’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; which may be impacted by disruptions in the supply chain, including raw materials needed for manufacturing, animals used in research, delays in site activations and enrollment of clinical trials; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Ventyx’s clinical trials and preclinical studies for its product candidates; interim results not necessarily being predictive of final results; the potential of one or more outcomes to materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Ventyx’s ability to obtain and maintain intellectual property protection for its product candidates; the use of capital resources by Ventyx sooner than expected; disruption to our operations from the ongoing global outbreak of the COVID-19 pandemic, or from the ongoing military conflict in Ukraine, including clinical trial delays; and other risks described in Ventyx’s prior press releases and Ventyx’s filings with the Securities and Exchange Commission (SEC), including in Part II, Item 1A (Risk Factors) of Ventyx’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 filed on November 4, 2022, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Ventyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations Contact

Patti Bank

Managing Director

ICR Westwicke

(415) 513-1284

IR@ventyxbio.com